
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Dean Witter Spectrum Select L.P. and is qualified in its entirety by reference to such financial statements
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               MAR-31-1999
<CASH>                                     199,735,528
<SECURITIES>                                         0
<RECEIVABLES>                                4,784,669<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             210,298,857<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               210,298,857<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             4,868,442<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             5,179,582
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              (311,140)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          (311,140)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (311,140)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $600,880 and
subscriptions receivable of $4,183,789.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $5,778,660.
<F3>Liabilities include redemptions payable of $1,744,384, accrued brokerage commission of $1,265,987 and accrued management fees of $523,857.
<F4>Total revenue includes realized trading revenue of $5,798,268, net change in unrealized of $(2,656,394) and interest income of $1,726,568.

